Exhibit 99.1

NEWS RELEASE

Dawson Geophysical Company

508 W. Wall, Suite 800

Midland, TX 79701

Company contacts:

Stephen C. Jumper, CEO and President

Christina W. Hagan, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FISCAL FIRST QUARTER 2014 RESULTS AND

COMMENCEMENT OF QUARTERLY DIVIDEND POLICY

MIDLAND, Texas, February 4, 2014/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) today reported revenues of $68,181,000 for the quarter ended December 31, 2013, the Company’s first quarter of fiscal 2014, as compared to $76,629,000 for the same quarter of fiscal 2013. The Company reported a net loss of $2,897,000 for the first quarter of fiscal 2014, or $0.36 per share attributable to common stock, as compared to net income of $2,928,000, or $0.36 per share attributable to common stock, in the same quarter of fiscal 2013. EBITDA for the first quarter of fiscal 2014 was $4,860,000 compared to $14,338,000 for the same quarter of fiscal 2013.

On February 3, 2014, the Company’s Board of Directors approved the commencement of the payment of an $0.08 per share quarterly cash dividend to shareholders, subject to capital availability and a determination that cash dividends continue to be in the best interest of the Company. The Board of Directors has set the first such quarterly dividend to be payable on February 24, 2014 to shareholders of record at the close of business on February 14, 2014 (the “record date”). The declared amount represents an aggregate dividend of approximately $645,000 based on the number of issued and outstanding shares of Common Stock as of the declaration date, or approximately $2,580,000 on an annualized basis. The Board of Directors may from time to time, in conjunction with management, evaluate supplemental dividend payments depending on the Company’s financial results, capital requirements and overall market conditions.

Fiscal First Quarter 2014 Highlights

•	Company returned to full deployment of twelve data acquisition crews in mid-November;

•	Crew utilization rates are back at full capacity following extreme weather conditions in areas of operations in the United States and Canada, which had a significant negative impact on the Company’s operations;

•	Interest levels for operations related to microseismic projects continue to increase;

•	Order book has strengthened to a level consistent with commitments carried over the past twelve months despite the slowdown in bid activity during the summer of 2013 as reported in the Company’s year-end earnings release;

•	The Company took delivery of 9,000 stations of GSX three-channel units complete with three-component geophones;

•	The Company anticipates operating a large channel count multi-component crew in the United States for a significant portion of fiscal 2014;

•	The Company plans to maintain its previously disclosed $35,000,000 capital budget for fiscal 2014 with the unspent balance dedicated primarily to maintenance capital requirements, including replacement of light vehicles and batteries for recording equipment; and

•	Balance sheet strength remains strong with approximately $66,000,000 of working capital and approximately $20,000,000 of debt, of which approximately $11,000,000 will be paid over the next twelve months.

Revenues for the first quarter of fiscal 2014, historically the Company’s most difficult quarter with shorter daylight hours and the holiday season, decreased compared to the first fiscal quarter of 2013 primarily as a result of previously disclosed significantly reduced utilization rates for the first half of the quarter and severe cold and inclement weather conditions in many areas of the Company’s operations in both the United States and Canada during the second half of the quarter, which negatively impacted crew productivity. Utilization rates for the first half of the first quarter of fiscal 2014 were at or below fifty percent. In addition, the Company’s operating expenses for the first quarter of fiscal 2014 increased relative to revenue primarily as the result of costs related to the return to full utilization in the United States and higher than anticipated United States and Canadian project start-up costs and equipment rental expense.

Stephen Jumper, President, Chief Executive Officer and Chairman of the Company, said, “Without a doubt, the quarter ended December 31, 2013 had its challenges. Low utilization rates and severe weather conditions negatively impacted our results. Activity levels in the Canadian seismic market were softer than anticipated and costs related to the return to full utilization in the United States were high. Despite these challenges, we returned to full deployment of all twelve large data acquisition crews in mid-November. All twelve crews have been fully deployed since that time and utilization levels of these crews are now at full capacity. Our outlook for the United States, our primary area of operation, for fiscal 2014 remains positive with steady demand and utilization of twelve large crews anticipated.”

Demand for the Company’s services remains steady. The Company’s order book has strengthened to a level consistent with commitments carried over the past twelve months despite the slowdown in bid activity during the summer of 2013 as reported in the Company’s year-end earnings release and is sufficient to maintain full utilization until the middle of calendar 2014. While the Company’s clients may cancel, delay or alter the scope of their agreements on short notice and the Company’s operations may be impacted by weather conditions or land access delays, the Company anticipates demand levels to support operation of its twelve large crews at full utilization through fiscal 2014.

The Company is currently operating one crew in Canada for the 2013-2014 winter season with two large channel count multi-component projects under contract. Demand in Canada was softer than anticipated for the second consecutive season. In addition, during the 2013-2014 winter season, the Company’s Canadian operations experienced higher than anticipated costs and operational difficulties primarily related to extreme cold and excessive snowfall in its current area of operation. The Company’s Canadian operations had an overall negative impact on the Company’s first quarter of fiscal 2014 financial results and is anticipated to have a negative impact on the Company’s second fiscal quarter.

While the Company did not conduct any operations related to microseismic projects during the December 31, 2013 quarter, the interest level for such projects continues to increase. The Company anticipates securing contracts to complete several microseismic projects primarily utilizing the small crew during the remainder of fiscal 2014 and continues to pursue microseismic opportunities in both the United States and Canada.

Capital expenditures for the quarter ended December 31, 2013 were $24,188,000. As previously reported, the Company took delivery of 9,000 stations of GSX three-channel units complete with three-component geophones. These units combined with the Company’s existing units are deployed on large multi-component projects in North Dakota and Canada. The Company anticipates operating a large channel count multi-component crew in the United States for a significant portion of fiscal 2014. The Company recently completed a multi-component project in West Texas utilizing leased recording equipment and Company owned multi-component vibrator energy source units. Interest levels for multi-component projects in the United States and Canada continue to increase. The Company anticipates maintaining its previously disclosed $35,000,000 capital budget for fiscal 2014 with the unspent balance of the capital budget dedicated primarily to maintenance capital requirements, including replacement of light vehicles and batteries for recording equipment.

The Company’s balance sheet remains strong with approximately $66,000,000 of working capital and approximately $20,000,000 of debt, of which approximately $11,000,000 will be paid over the next twelve months. Cash balances decreased significantly during the first quarter of fiscal 2014 primarily as a result of capital expenditures during the quarter, working capital requirements and an increase in accounts receivables. The Company continues to maintain a fully available $20,000,000 revolving line of credit.

Jumper concluded, “We are pleased that our Board has implemented the payment of a quarterly dividend in order to reward our loyal shareholders and increase shareholder value. The Company’s cash flow generation provides us with the ability to return capital to shareholders while maintaining the level of capital investment necessary to grow our business over the long term. We will continue to evaluate from time to time supplemental dividend payments depending on market conditions, financial performance and capital needs in an effort to increase returns for shareholders.”

Conference Call Information

Dawson will host a conference call to review its fiscal first quarter 2014 financial results on February 4, 2014, at 9 a.m. CST. Participants can access the call at (877) 418-5260 (US), 1-866-605-3852 (Canada) or (412) 717-9589 (International). To access the live audio webcast or the subsequent archived recording, visit the Dawson website at www.dawson3d.com. Callers can access the telephone replay through Friday, February 7, 2014 by dialing (877) 344-7529 (US/Canada) or (412) 317-0088 (International). The passcode is 10039918. The webcast will be recorded and available for replay on Dawson’s website until March 4, 2014.

About Dawson

Dawson Geophysical Company is a leading provider of onshore seismic data acquisition services in the lower 48 states of the United States and Canada. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting our crews such as weather interruptions and inability to obtain land access rights of way, whether we enter into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to our customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year-ended September 30, 2013. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net (loss) income plus interest expense, interest income, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net (loss) income, cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net (loss) income is presented in the table following the text of this press release.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2013	2012
	(Unaudited)	(Unaudited)
Operating revenues	$68,181,000	$76,629,000
Operating costs:
Operating expenses	59,108,000	58,735,000
General and administrative	4,164,000	3,596,000
Depreciation	9,876,000	9,104,000

	73,148,000	71,435,000
(Loss) income from operations	(4,967,000)	5,194,000
Other income (expense):
Interest income	17,000	16,000
Interest expense	(135,000)	(191,000)
Other (expense) income	(49,000)	40,000

(Loss) income before income tax	(5,134,000)	5,059,000
Income tax benefit (expense)	2,237,000	(2,131,000)
Net (loss) income	$(2,897,000)	$2,928,000

Basic (loss) income per share attributable to common stock	$(0.36)	$0.36

Diluted (loss) income per share attributable to common stock	$(0.36)	$0.36

Weighted average equivalent common shares outstanding	7,956,215	7,849,525

Weighted average equivalent common shares outstanding-assuming dilution	7,956,215	7,876,338

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,860,000	$52,405,000
Short-term investments	26,000,000	23,500,000
Accounts receivable, net of allowance for doubtful accounts of $250,000 at December 31, 2013 and September 30, 2013	55,647,000	37,488,000
Prepaid expenses and other assets	4,271,000	737,000
Current deferred tax asset	1,592,000	1,664,000

Total current assets	99,370,000	115,794,000
Property, plant and equipment	348,603,000	325,464,000
Less accumulated depreciation	(161,301,000)	(152,231,000)

Net property, plant and equipment	187,302,000	173,233,000

Total assets	$286,672,000	$289,027,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,905,000	$15,880,000
Accrued liabilities:
Payroll costs and other taxes	3,401,000	1,850,000
Other	3,565,000	6,154,000
Deferred revenue	2,985,000	3,438,000
Current maturities of notes payable and obligations under capital leases	11,108,000	9,258,000

Total current liabilities	32,964,000	36,580,000
Long-term liabilities:
Notes payable and obligations under capital leases less current maturities	9,328,000	3,697,000
Deferred tax liability	33,800,000	35,690,000

Total long-term liabilities	43,128,000	39,387,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 8,063,208 and 8,056,943 shares issued and outstanding at December 31, 2013 and September 30, 2013, respectively	2,688,000	2,686,000
Additional paid-in capital	95,261,000	94,846,000
Retained earnings	112,631,000	115,528,000

Total stockholders’ equity	210,580,000	213,060,000

Total liabilities and stockholders’ equity	$286,672,000	$289,027,000

Reconciliation of EBITDA to Net (Loss) Income

	Three Months Ended December 31,
	2013	2012
	(in thousands)
Net (loss) income	$(2,897)	$2,928
Depreciation	9,876	9,104
Interest expense (income), net	118	175
Income tax (benefit) expense	(2,237)	2,131

EBITDA	$4,860	$14,338

Reconciliation of EBITDA to Net Cash (Used) Provided by Operating Activities

	Three Months Ended December 31,
	2013	2012
	(in thousands)
Net cash (used) provided by operating activities	$(21,709)	$9,014
Changes in working capital and other items	26,973	5,964
Noncash adjustments to income	(404)	(640)

EBITDA	$4,860	$14,338